Exhibit 10.29

CONFIDENTIAL TREATMENT REQUESTED

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT

HAS BEEN REQUESTED IS OMITTED AND NOTED WITH “****”.

AN UNREDACTED VERSION OF THIS

DOCUMENT HAS ALSO BEEN PROVIDED TO THE

SECURITIES AND EXCHANGE COMMISSION

SIXTH AMENDMENT TO MASTER REPURCHASE AGREEMENT

THIS SIXTH AMENDMENT TO MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of May 30, 2013, is made and entered into by and between SIRVA Mortgage, Inc., an Ohio corporation (the “Seller”), and U.S. Bank National Association (the “Buyer”).

RECITALS:

A. The Seller and the Buyer are parties to a Master Repurchase Agreement dated as of December 30, 2009, as amended by a First Amendment to Master Repurchase Agreement dated as of July 16, 2010, a Second Amendment to Master Repurchase Agreement dated as of September 2, 2010, a Third Amendment to Master Repurchase Agreement dated as of March 23, 2011, a Fourth Amendment to Master Repurchase Agreement dated as of May 31, 2011, and a Fifth Amendment to Master Repurchase Agreement dated as of May 31, 2012 (as so amended, the “Repurchase Agreement”).

B. The Seller and the Buyer now desire to amend certain provisions of the Repurchase Agreement as set forth herein.

AGREEMENT:

In consideration of the premises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used and not otherwise defined in this Amendment have the meanings specified in the Repurchase Agreement.

Section 2. Amendments. The following amendments are made to the Repurchase Agreement:

2.1. Definitions.

a. The definitions of “Jumbo Mortgage Loans,” “LIBOR Margin,” and “Termination Date” in Section 1.2 of the Repurchase Agreement are amended and restated in their respective entireties as follows:

“Jumbo Mortgage Loan” means a Mortgage Loan that would otherwise be a Conforming Mortgage Loan secured by a first Lien Mortgage except that the original principal amount is more than the maximum Agency loan amount but not more than $1,000,000.

“LIBOR Margin” means 3.25%.

“Termination Date” means the earliest of (a) May 29, 2014, (b) the date when the Buyer’s Commitment is terminated and the Repurchase Prices for all Open Transactions become due and payable under Section 18.2, by order of any Governmental Authority or by operation of law, and (c) the date on which the Buyer’s Commitment is reduced to zero pursuant to Section 2.3.

b. The definitions of “High CLTV MIP Mortgage Loan” and “Low CLTV MIP Mortgage Loan” are deleted and replaced, respectively, with the following new definitions:

“High LTV MIP Mortgage Loan” means a MIP Mortgage Loan which has a loan-to-value ratio greater than 103% but not exceeding 105%.

“Low LTV MIP Mortgage Loan” means a MIP Mortgage Loan which has a loan-to-value ratio greater than 100% but not exceeding 103%.

c. The term “High CLTV MIP Mortgage Loan” is replaced with the term “High LTV MIP Mortgage Loan” in each place it appears. The term “Low CLTV MIP Mortgage Loan” is replaced with the term “Low LTV MIP Mortgage Loan” in each place it appears.

2.2. The Buyer’s Commitment to Purchase. Section 2.1 of the Repurchase Agreement is amended in its entirety to read as follows:

2.1 The Buyer’s Commitment to Purchase. Subject to the terms and conditions of this Agreement and provided no Default or Event of Default has occurred that the Buyer has not declared in writing to have been cured or waived (or, if one has occurred and not been so declared cured or waived, if the Buyer, in its sole discretion and with or without waiving such Default or Event of Default, has elected in writing that Transactions under this Agreement shall continue nonetheless), the Buyer agrees to make revolving purchases of Eligible Loans on a servicing released basis through and including the Termination Date, so long as the Aggregate Outstanding Purchase Price does not exceed the Buyer’s Committed Sum.

2.3. Pricing Rate. Section 5.1 of the Repurchase Agreement is amended in its entirety to read as follows:

5.1 Pricing Rate. Except as otherwise specified in this Section 5, the Pricing Rate to be applied to the Purchase Prices of Purchased Loans to determine the Price Differential in all Open Transactions shall be the LIBOR Rate plus the LIBOR Margin applicable from time to time (in each case computed annually); provided that the Pricing Rate (except with respect to the Balance Funded Rate) shall not in any event be less than ****%.

2.4. Disqualifiers. Sections 9 and 11 of Schedule DQ to the Repurchase Agreement are amended and restated in their respective entireties as follows:

9. More than sixty (60) days shall have elapsed since the Purchase Date of a Conforming Mortgage Loan, a High LTV MIP Mortgage Loan, or a Low LTV MIP Mortgage Loan.

11. [Reserved.]

Section 3. Conditions Precedent and Effectiveness. This Amendment shall be effective as of the date first above written, upon the occurrence of the following events:

3.1. delivery to the Buyer of this Amendment duly executed by the Seller in a quantity sufficient that the Buyer and the Seller may each have a fully executed original of each such document;

3.2. delivery to the Buyer of a resolution of the Seller’s board of directors, certified as of the date of this Amendment by its corporate secretary, authorizing the execution, delivery, and performance of this Amendment and all other agreements, instruments, certificates, and other documents required in connection herewith (collectively, the “Amendment Documents”), which certificate shall also certify as to the incumbency of the officers executing the Amendment Documents on behalf of the Seller; and

3.3. delivery to the Buyer of such other documents as it may reasonably request.

Section 4. Costs and Expenses. The Seller hereby reaffirms its agreement under the Repurchase Agreement to pay or reimburse the Buyer on demand for all costs and expenses incurred by the Buyer in connection with the Repurchase Agreement and the Transactions, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Seller specifically agrees to pay all fees and disbursements of counsel to the Buyer for the services performed by such counsel in connection with the preparation of the Amendment Documents.

Section 5. Miscellaneous.

5.1. Ratifications. The terms and provisions of this Amendment shall modify and supersede all inconsistent terms and provisions of the Repurchase Agreement and the other Repurchase Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Repurchase Agreement and each other Repurchase Document are ratified and confirmed and shall continue in full force and effect.

5.2. Seller Representations and Warranties. The Seller hereby represents and warrants that (a) the representations and warranties made by the Seller in Article 15 of the Repurchase Agreement and in the other Repurchase Documents are true and correct in all material respects with the same force and effect on and as of the date hereof as though made as of the date hereof, and (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

5.3. Survival. The representations and warranties made by the Seller in this Amendment shall survive the execution and delivery of this Amendment.

5.4. Reference to Repurchase Agreement. Each of the Repurchase Documents, including the Repurchase Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Repurchase Agreement as amended hereby, is hereby amended so that any reference in such Repurchase Document to the Repurchase Agreement refers to the Repurchase Agreement as amended and modified hereby.

5.5. Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Minnesota.

5.6. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Buyer, the Seller, and their respective successors and assigns, except that the Seller may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Buyer.

5.7. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

5.8. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

5.9. ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER REPURCHASE DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO OR THERETO.

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IN WITNESS WHEREOF the parties have caused this Amendment to be executed as of the date first written above.

SELLER AND SERVICER:

SIRVA MORTGAGE, INC., as Seller and Servicer

By:	/s/ Paul E. Klemme
Name:	Paul E. Klemme
Title:	President
Date:	5/29/13

BUYER:

U.S. BANK NATIONAL ASSOCIATION, as Buyer

By:	/s/ Edwin D. Jenkins
Name:	Edwin D. Jenkins
Title:	Senior Vice President
Date:	May 29, 2013